UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2011

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2011, our Board of Directors appointed Vagn O. Sørensen to serve as a Class III director of the Company. Mr. Sørensen replaces Laura D.B. Laviada, who previously notified the Company of her decision to resign from our Board effective upon the election of a successor.

Mr. Sørensen brings to the Board over 20 years of experience in the aviation industry, having served as the President and CEO of Austrian Airlines Group from 2001 through 2006.  Prior to that, he served in a variety of roles with Scandinavian Airlines Systems, including as Executive Vice President and Deputy CEO.  He currently owns and is President of VS Consulting and serves as a Board member and Chairman for a number of corporations throughout Europe and Canada, including Air Canada, TDC A/S, FLSmidth, DFDS A/S and Lufthansa Cargo AG.

The Board has determined that Mr. Sørensen is an independent director under the New York Stock Exchange listing standards and under our corporate governance principles.  Mr. Sørensen was nominated to the Board by Cruise Associates pursuant to the Shareholders’ Agreement dated as of February 1, 1993, as amended, between A. Wilhelmsen AS and Cruise Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 27, 2011	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel
Title: